Exhibit 23.6

                Consent of Independent Appraiser

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of NetWolves Corporation for the registration of 2,700,000 shares of its common stock with respect to the valuation of certain identifiable intangible assets pertaining to the acquisition of Norstan Network Services, Inc. by NetWolves Corporation as of July 9, 2002.



Adams Capital Inc.

By /s/ David Adams


    David P. Adams III, CPA, ABV, ASA
    President
    Atlanta, Georgia
    September 17, 2003